UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.   20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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8X8, INC.

(Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

8X8, INC.

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 26, 2008

Dear Stockholder:

The 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") of 8x8, Inc., a Delaware corporation (the "Company"), will be held Tuesday, August 26, 2008, at 2:00 p.m., local time, at the corporate offices of the Company at 3151 Jay Street, Santa Clara, California 95054, for the following purposes:

  To elect five directors to hold office until the 2009 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. The nominees are Bryan R. Martin, Guy L. Hecker, Jr., Christopher McNiffe, Joe Parkinson, and Donn Wilson;

  To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2009; and

  To transact such other business as may properly come before the 2008 Annual Meeting or any adjournment of the 2008 Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 8, 2008, are entitled to notice of and to vote at the 2008 Annual Meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the 2008 Annual Meeting in person. However, to ensure your representation at the 2008 Annual Meeting, you are urged to vote as promptly as possible. Any stockholder of record attending the 2008 Annual Meeting may vote in person even if he or she has previously returned a proxy. For ten days prior to the 2008 Annual Meeting, a complete list of stockholders entitled to vote at the 2008 Annual Meeting will be available for examination by any stockholder, for any purpose relating to this 2008 Annual Meeting, during ordinary business hours at the Company's corporate headquarters located at 3151 Jay Street, Santa Clara, California 95054.

By Order of the Board of Directors

Bryan R. Martin
Chairman and Chief Executive Officer

Santa Clara, California
July 11, 2008

8X8, INC.

3151 Jay Street
Santa Clara, California 95054

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors of 8x8, Inc. (referred to throughout this proxy statement as "8x8," the "Company," "we," "us," and "our"), a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") to be held August 26, 2008, at 2:00 p.m., local time, or at any adjournment thereof. The 2008 Annual Meeting will be held at the principal executive offices of the Company at 3151 Jay Street, Santa Clara, California 95054. The telephone number of the Company's offices is (408) 727-1885.

A notice of the Internet availability of the proxy materials (the "Notice") is being mailed on or about July 15, 2008 to all beneficial owners of shares of the common stock of the Company as of the record date of July 8, 2008 ("Record Date"). Unless a beneficial owner of shares registered in the name of a nominee such as a bank or broker, or "street name," previously has requested delivery of written proxy materials, he will not receive the proxy and proxy statement but through the Notice will receive instructions on viewing these proxy materials and providing voting instructions to the nominee record holder. In addition, we will mail to all registered stockholders as of the Record Date our Annual Report on Form 10-K for the year ended March 31, 2008, ("Annual Report"), proxy and this proxy statement on or about July 16, 2008. On the Record Date, we had 62,175,269 shares of common stock issued and outstanding held in street name or by registered stockholders.

Furthermore, stockholders who wish to view our Annual Report, as filed with the Securities and Exchange Commission, or the SEC, including our audited financial statements, will find it available on the Investor Relations section of our web site at http://www.8x8.com or through the SEC's electronic data system at http://www.sec.gov. To request a printed copy of our proxy and Annual Report, which we will provide to you free of charge, either: write to 8x8's Investor Relations Department at 8x8, Inc., 3151 Jay Street, Santa Clara, CA 95054, call us at (866) 587-8516, or email us at 2008@8x8.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the 2008 Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers in fiscal 2008, and certain other required information.

Q: What is the Notice?

A: The Notice is a document mailed to beneficial owners of shares held in street names to provide notice in accordance with SEC rules of:

  the date, time and location of the meeting;
  the identification of each matter to be acted upon at the meeting and the management's recommendations;
  a list of materials available;
  a toll free number, email address and website address where stockholders may request a free paper or emailed copy of the materials;
  a control number needed in order to vote; and
  a legend indicating:

    that the Notice is only an overview of the proxy materials that are available on the Internet and that stockholders are encouraged to review the proxy materials before voting;
    the exact Internet address where stockholders can access the materials; and
    the need for stockholders to make a timely request if they wish to receive, free of charge, a paper or email copy of the materials.

We favor this method if disseminating required information for the 2008 Annual Meeting because it reduces printing and mailing costs and the impact on the environment.

Q: What shares can I vote?

A: Each share of 8x8 common stock issued and outstanding as of the Record Date is entitled to be voted on all proposals presented at the 2008 Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name.

Q: How many votes am I entitled to per share?

A: Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q: Can I attend the 2008 Annual Meeting?

A: You are entitled to attend the 2008 Annual Meeting only if you were an 8x8 stockholder or joint holder as of the Record Date or you hold a valid proxy for the 2008 Annual Meeting. As seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification (such as a driver's license or passport) for admittance. If you are not a stockholder of record but hold shares in street name through a broker, trustee or nominee, you should be prepared to provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to July 8, 2008, a copy of the voting instruction card provided by your bank, broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:00 p.m. local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the 2008 Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the 2008 Annual Meeting. Shares held beneficially in street name may be voted by you in person at the 2008 Annual Meeting only if you obtain a valid proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2008 Annual Meeting, we recommend that you also submit your vote prior to the meeting to ensure your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the 2008 Annual Meeting?

A: If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the 2008 Annual Meeting in accordance with the instructions below and those included in the proxy statement and proxy. The Chief Executive Officer and Chief Financial Officer of the Company have been designated by the board of directors to be the proxy holders for the 2008 Annual Meeting. They will cast votes for Proposals One and Two at the meeting in accordance with the direction provided in the proxy.

Registered stockholders may vote:

By Internet-Registered stockholders of record with Internet access may submit proxies by following the "INTERNET" instructions on their proxy cards until 2:00 a.m., Eastern Time, on August 26, 2008.

By Mail-After receiving the proxy materials from us, registered stockholders must submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time the 2008 Annual Meeting is called to order for your shares to be voted.

By Telephone-Registered stockholders of record may vote over the telephone by dialing the toll-free number listed on the proxy card. Telephone voting for stockholders of record will close at 2:00 a.m., Eastern Time, on August 26, 2008.

Beneficial owners of shares held in street name should follow the instructions for submitting a proxy or voting instructions specified in the Notice.

Q: Can I change my vote?

A: You may change your vote at any time prior to the vote at the 2008 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to 8x8, Inc., Attn: Secretary, 3151 Jay Street, Santa Clara, CA 95054, prior to your shares being voted, or by attending the 2008 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the 2008 Annual Meeting?

A: The quorum requirement for holding and transacting business at the 2008 Annual Meeting is that holders of a majority of the voting power of the issued and outstanding common stock of 8x8 must be present in person or represented by proxy. Both abstentions and broker votes are counted for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the five persons receiving the highest number of "FOR" votes at the 2008 Annual Meeting will be elected. You may vote each share that you own separately for each candidate. The proposal to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm may be approved by voting "FOR" the proposal.

Q: What happens if additional matters are presented at the 2008 Annual Meeting?

A: Other than the items of business described in this proxy statement, we are not aware of any additional business to be acted upon at the 2008 Annual Meeting. If you grant a proxy, the named proxy holders, Bryan Martin and Dan Weirich, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any reason, any of our nominees is not available as a candidate for director, the named proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: How will votes be counted at the 2008 Annual Meeting?

A: An automated system administered by Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate stockholder votes by proxy instructions submitted by beneficial owners over the Internet, by telephone, or by proxy cards mailed to Broadridge. Our transfer agent, Computershare Investor Services, will tabulate stockholder votes submitted by proxies submitted by stockholders of record other than beneficial owners. The inspector of the election will tabulate votes cast in person at the 2008 Annual Meeting.

With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present. Abstentions will not be counted as votes cast at the 2008 Annual Meeting with respect to any proposal and will have no effect on the result of the vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. If the nominee broker properly, and in a timely manner, requests instructions from the beneficial owner and does not receive them, under applicable rules the broker has discretionary authority to vote on certain routine matters such as the election of directors in Proposal One and the ratification of the our independent registered public accounting firm in Proposal Two.

Q: Who will serve as inspector of elections?

A: The inspector of elections will be a representative from the Company.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or multiple Notices. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote using each control number and proxy card that you receive.

Q: Who will bear the cost of soliciting votes for the 2008 Annual Meeting?

A: We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

Our Board of Directors (the "Board") currently consists of five directors, all of whom have been nominated for re-election at the 2008 Annual Meeting.

Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the 2008 Annual Meeting will hold office until the 2009 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of our five nominees named below, all of whom are currently directors of the Company. In the event that any of our nominees becomes unable or declines to serve as a director at the time of the 2008 Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The names of the nominees and certain information about each of them are set forth below.

Name	Age	Principal Occupation	Director Since
Bryan R. Martin	40	Chairman of the Board and Chief Executive Officer, 8x8, Inc.	2001
Guy L. Hecker, Jr. (1)	75	President, Stafford, Burke and Hecker, Inc.	1997
Christopher McNiffe (1)(2)(3)	47	General Manager, Eastman Kodak Company	2004
Joe Parkinson	62	Intellectual Property Matters, 8x8, Inc.	2006
Donn Wilson (1)(2)(3)	72	Chairman of the Board and Chief Executive Officer, YC+G Holdings, Inc.	2003

(1) Member of the audit committee

(2) Member of the compensation committee

(3) Member of the nominating committee

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

Bryan R. Martin has served as Chairman of the Board since December 2003. Mr. Martin has served as Chief Executive Officer and as a director of the Company since February 2002. From February 2001 to February 2002, he served as President and Chief Operating Officer and a director of the Company. He served as Senior Vice President, Engineering Operations from July 2000 to February 2001 and as the Company's Chief Technical Officer from August 1995 to August 2000. He also served as a director of the Company from January 1998 to July 1999. In addition, Mr. Martin served in various technical roles for the Company from April 1990 to August 1995. He received a B.S. and a M.S. in Electrical Engineering from Stanford University.

Ret. Major General Guy L. Hecker, Jr. has served as a director of the Company since August 1997. He has served as the President of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, since 1982. Prior to his retirement from the Air Force in 1982, Ret. Major General Hecker's duties included serving as Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, Major General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross. He currently serves on the board of directors of Fountain Powerboat Industries, Inc. and The Citadel Foundation. Ret. Major General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington

University, an honorary Ph.D. in military science from The Citadel and completed the management development program at Harvard Business School.

Christopher McNiffe has served as a director of the Company since January 2004. Mr. McNiffe has served as General Manager of Eastman Kodak Company's Image Sensor Solutions Division since May 2003 and previously as Vice President of Sales and Marketing from January 2000 to April 2003. Mr. McNiffe previously served as Vice President of Sales and Marketing of the Company from July 1995 to January 2000 and also served as a director of the Company from January 1998 to January 2000. From June 1992 to July 1995, Mr. McNiffe held various sales and marketing management positions at the Company. He received a B.S. in electrical engineering from Rutgers University.

Joe Parkinson has served as a director of the Company since April 2006. Mr. Parkinson has been an employee of the Company since November 2000, and previously served as a director of the Company from November 2000 to January 2004. Mr. Parkinson served as Chairman of the Board from November 2000 to December 2003, and served as Vice Chairman from December 2003 to January 2004. He also served as the Company's Chief Executive Officer from January 2001 to February 2002, and was Chairman and Chief Executive Officer of Netergy Microelectronics, Inc., a subsidiary of the Company, from November 2000 to January 2001. He also served as Chairman of the Board and Chief Executive Officer of the Company from June 1995 to January 1998. He previously served as Chairman of the Board and Chief Executive Officer of Micron Technology, Inc. Mr. Parkinson received a B.A. from Columbia College, a J.D. from Tulane University, and a L.L.M. in Taxation from New York University.

Donn Wilson has served as a director of the Company since September 2003. Mr. Wilson served as Executive Vice President of Solidus Networks, Inc. (d/b/a Pay-by-Touch) from October 2003 to October 2005 and as a consultant to Pay-by-Touch from November 2005 to October 2007. Prior to that, Mr. Wilson was providing consulting services to Pay-by-Touch from January 2003 to October 2003. Mr. Wilson received a B.S. in Industrial Psychology from Purdue University.

Vote Required and Recommendation

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but are not counted as affirmative votes.

The Board unanimously recommends that the stockholders vote "FOR" the election of the nominees set forth above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. Our independent registered public accounting firm is responsible for performing an integrated audit of our consolidated financial statements and of our internal control over financial reporting in accordance with standards of the public company accounting oversight board (United States), and to issue opinions thereon. The audit committee's responsibility is to monitor and oversee these processes. In this capacity, the audit committee provides advice, counsel, and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee's members in business, financial and accounting matters.

The audit committee reviewed and discussed our fiscal 2008 audited consolidated financial statements with our management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal 2008. The audit committee discussed with such auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee also received from such auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the audit committee discussed with PricewaterhouseCoopers LLP that firm's independence.

Based upon the audit committee's discussions with management and the auditors and the audit committee's review of the representations of management and the report of the auditors to the audit committee, the audit committee recommended to the Board, and the Board approved, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. The audit committee also recommended to the Board the dismissal of PricewaterhouseCoopers LLP as our independent auditors and the selection of Moss Adams LLP as our independent auditors for the fiscal year ending March 31, 2009, and the Board has concurred in those recommendations. We engaged Moss Adams LLP, as our auditors on June 25, 2008.

THE AUDIT COMMITTEE
Guy L. Hecker, Jr., Chairman
 Christopher McNiffe
Donn Wilson

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of the Board is directly responsible for the appointment of our registered public accounting firm. The audit committee has appointed Moss Adams LLP, Independent Registered Accounting Firm, to audit our financial statements for the fiscal year ending March 31, 2009. The Board proposes that the stockholders ratify this appointment. The audit committee understands the need for Moss Adams LLP to maintain objectivity and independence in its audits of our financial statements.

On June 25, 2008, PricewaterhouseCoopers LLP was dismissed as our principal independent accountants and Moss Adams LLP was engaged as our new principal independent accountants to audit our financial statements for the year ending March 31, 2009.

The reports of PricewaterhouseCoopers LLP with respect to our consolidated financial statements for the fiscal years ended March 31, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our consolidated financial statements for each of the two fiscal years ended March 31, 2008 and through June 25, 2008, we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the subject matter of the disagreements in their reports on our consolidated financial statements for such years.

Except as noted below, during the fiscal years ended March 31, 2008 and 2007 and through June 25, 2008, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). We restated our financial statements as of and for the years ended March 31, 2006 and 2005, for the first three quarters of the fiscal year ended March 31, 2007, and for all quarters of the fiscal year ended March 31, 2006, as disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, which was filed with the SEC on June 29, 2007. In connection with this restatement, a material weakness was identified that indicated that we did not maintain effective controls over the accounting for warrants. Our management determined that our controls over the accounting for warrants were remediated during the quarter ended September 30, 2006.

We previously disclosed the dismissal of PricewaterhouseCoopers LLP and the appointment of Moss Adams LLP in a Form 8-K filed with the SEC on July 1, 2008. In connection with the filing of that Form 8-K, we provided PricewaterhouseCoopers LLP a copy of the disclosures made herein, which are the same disclosures that were included in that Form 8-K and requested PricewaterhouseCoopers LLP furnish us a letter addressed to the SEC stating whether or not it agrees with the statements herein. PricewaterhouseCoopers LLP previously provided us that letter, a copy of which was filed with the SEC as an exhibit to that Form 8-K.

The audit committee retained PricewaterhouseCoopers LLP to audit our consolidated financial statements for fiscal 2008 and the audit committee retained PricewaterhouseCoopers LLP to provide other auditing and non-auditing services in fiscal 2008. The audit committee has reviewed all non-audit services provided by PricewaterhouseCoopers LLP and has concluded that the provision of such services was compatible with maintaining PricewaterhouseCoopers LLP's independence in the conduct of its auditing functions.

To help ensure the independence of the independent registered public accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent registered public accounting firm. The audit committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full audit committee at its next regularly scheduled meeting.

The following table sets forth the aggregate fees billed to us for the fiscal years ended March 31, 2008 and 2007 by PricewaterhouseCoopers LLP:

Service Categories	Fiscal 2008	Fiscal 2007
Audit fees (1)	$548,000	$740,000
Tax fees (2)	35,000	35,000
Total	$583,000	$775,000
(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of our internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports. Audit fees for fiscal 2007 also include approximately $150,000 of fees relating to the restatement of our historical financial statements as a result of the warrant accounting as discussed in Note 2, "Restatement" to Consolidated Financial Statements in our Form 10-K for the fiscal year ended March 31, 2007.

(2)	Tax Fees generally consist of fees billed for professional services rendered for federal and state tax compliance and advice.

Vote Required and Recommendation

The ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for fiscal 2009 will require the affirmative vote of holders of a majority of the shares entitled to vote on this matter. Votes withheld will be counted for purposes of determining the presence or absence of a quorum, but are not counted as affirmative votes. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our best interests.

Representatives of Moss Adams LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board unanimously recommends that the stockholders vote "FOR" the proposal to ratify our audit committee's appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2009.

CORPORATE GOVERNANCE

Information Regarding the Board and its Committees

The Board held a total of 12 meetings during fiscal 2008. The non-management members of the Board also met four times in regularly scheduled executive sessions without management present. Other than one member of the Board not attending one meeting of the Board, the directors attended all of the meetings of the Board and committees of the Board during the time and upon which such directors served during fiscal 2008. The Board did not act by written consent during fiscal 2008.

The Board has an audit committee, a compensation committee and a nominating committee. The Board has adopted charters for each of these committees that are available on our website under "Corporate Governance-Highlights" which can be found at http://www.8x8.com.

Director Independence

The Board has determined that the following directors are "independent" as defined under Marketplace Rule 4200(a)(15) of the listing rules of the NASDAQ Stock Market ("NASDAQ"): Ret. Major General Hecker, Mr. McNiffe and Mr. Wilson. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us that would impair his or her independence. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the NASDAQ rules. The Board has concluded that there are no business relationships that are material or that would interfere with the exercise of independent judgment by any of the independent directors in their service on the Board or its committees. Each of the Board's audit, compensation and nominating committees is comprised solely of independent directors in accordance with the NASDAQ listing rules.

Audit Committee

The audit committee oversees our corporate accounting and financial reporting process and performs several functions in the performance of this role. The audit committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements.

The current members of the audit committee are Ret. Major General Hecker (Chairman), Mr. McNiffe and Mr. Wilson. The Board has determined that each of these directors meets the requirements for membership to the audit committee, including the independence requirements of the SEC and the NASDAQ listing standards under Marketplace Rule 4350(d). The Board has identified Ret. Major General Hecker as the member of the audit committee who is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"), but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our audit committee or our Board. The audit committee held four meetings during fiscal 2008. The audit committee held four executive sessions during fiscal 2008 and did not act by written consent during fiscal 2008.

Compensation Committee

The compensation committee determines the compensation of the principal executive officer and makes recommendations to the Board concerning the compensation of our other officers and directors and the administration of our stock option and employee stock purchase plans. The compensation committee held one meeting during fiscal 2008, and currently consists of Mr. Wilson (Chairman) and Mr. McNiffe, both of whom are independent directors as currently defined in the NASDAQ listing standards. The compensation committee did not act by written consent during fiscal 2008.

Nominating Committee

The nominating committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of management and the Board. Pursuant to the charter of the nominating committee, all members of the nominating committee must be qualified to serve under of NASDAQ rules and any other applicable law, rule regulation and other additional requirements that the Board deems appropriate. The nominating committee currently consists of Mr. McNiffe (Chairman) and Mr. Wilson. The nominating committee held one meeting during fiscal 2008 and has recommended all current directors for nomination to be elected as directors at the 2008 Annual Meeting.

Consideration of Director Nominees

Stockholder Nominations and Recommendations. It is the policy of the nominating committee to consider both recommendations and nominations for candidates to the Board from stockholders. To recommend a prospective candidate for consideration by the nominating committee, stockholders of the Company must hold at least $2,000 in market value or one percent of the outstanding voting securities of our stock for at least one year prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the Board must be directed in writing to our Secretary at the address of our principal executive offices at 3151 Jay Street, Santa Clara, California 95054, and must include the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the class and number of shares of our stock which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such recommendation and each candidate and any other person or persons (naming such person or persons) pursuant to which the recommendations are to be made by the stockholder, detailed biographical data and qualifications of the candidate and information regarding any relationships between the candidate and us within the last three years, and any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. A stockholder's recommendation to the Secretary must also set forth the name and address, as they appear on our books, of the stockholder making such recommendation, the class and number of our shares which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such recommendation, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and the candidate's written consent indicating his or her willingness to serve, if elected.

We have established an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, which are properly brought before an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the date proxy statements were sent to stockholders in connection with the previous year's annual meeting of stockholders. This procedure is set forth in our bylaws.

You may contact us at 8x8, Inc., Attn: Secretary, 3151 Jay Street, Santa Clara, CA 95054 for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

We have never considered or rejected nominations by 5% or more stockholders.

Director Qualifications. Members of the Board should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Business Conduct and Ethics. While the nominating committee has not established specific minimum qualifications for director candidates, the nominating committee believes that candidates and nominees must reflect a Board that is comprised of directors who:

  are predominantly independent;

  have strong integrity;

  have qualifications that will increase overall Board effectiveness; and

  meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Upon completion of its review and evaluation, our nominating committee made its recommendation to the Board regarding the candidates. After considering our nominating committee's recommendations, our Board determined and approved the existing candidates.

Identifying and Evaluating Director Nominees. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Board through professional search firms, stockholders or other persons. The nominating committee will review the qualifications of any candidates who have been properly brought to the nominating committee's attention. Such review may, in the nominating committee's discretion, include a review solely of information provided to the nominating committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the nominating committee deems proper. The nominating committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the nominating committee may consider many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The nominating committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Compensation Committee Interlocks and Insider Participation

The compensation committee of the Board currently consists of Mr. Wilson and Mr. McNiffe. Neither individual is currently an officer or employee of the Company or was an officer or employee of the Company at any time during fiscal 2008. Mr. McNiffe served as Vice President of Sales and Marketing of the Company from July 1995 to January 2000.

No executive officer of the Company or member of the Board served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Board or compensation committee at any time during fiscal 2008.

Corporate Governance

Our corporate governance materials, including the Code of Business Conduct and Ethics and the charters of the audit committee, compensation committee, and nominating committee, are published on our website under "Corporate Governance-Highlights" which can be found at http://www.8x8.com. Members of the Board are also strongly encouraged, but not required, to attend each annual meeting of stockholders. Three of our Board members attended the annual meeting of stockholders in 2007.

Code of Business Conduct and Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Business Conduct and Ethics (the "Code of Ethics") reflects the values and the business practices and principles of behavior that support this commitment. The Code of Ethics is available on our website under "Corporate Governance-Highlights" which can be found at http://www.8x8.com. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website at http://www.8x8.com.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board or any individual Board member, which is explained on our website at http://www.8x8.com under the "FAQ" section.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, bonus and profit sharing payments, a long-term equity incentive compensation plan and broad-based benefits programs.

This Compensation Discussion and Analysis explains our compensation philosophy, policies, practices, and decisions with respect to our principal executive officer, principal financial officer, and the other three most highly-compensated members of our executive management team, which are collectively referred to as the named executive officers, or "NEOs." We do not have employment agreements with any of our NEOs.

The members of our executive management team are appointed by our Board. Our compensation committee is responsible for establishing and administering our policies governing the compensation for our executive management team. The compensation committee is composed of Mr. McNiffe and Mr. Wilson, who are independent, non-employee directors, and holds its meetings both with and without the presence of members of our executive management team. The compensation committee also discusses compensation issues with the principal executive officer between formal meetings of the compensation committee. The principal executive officer also submits recommendations to the compensation committee, and the actions of the compensation committee are ratified by the entire Board.

The Objectives of our Executive Compensation Program

Our executive compensation programs are designed to achieve the following objectives:

  Develop, motivate and retain top talent and to focus our executive management team on key business goals that enhance stockholder value;
  Ensure executive compensation is aligned with our corporate strategies and business objectives;
  Provide meaningful equity ownership by our executive officers to align executives' incentives with the creation of stockholder value;
  Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, as well as the salary history and prior experience of each executive; and
  Provide an incentive for long-term continued employment with our company.

To achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies that compete with us for executive talent balanced with our current corporate and business objectives. We provide a portion of our executive compensation in the form of stock-based awards that vest over time, which helps retain our executives and align their interests with those of our stockholders by allowing them to participate in the longer term success of our Company as reflected in stock price appreciation.

The components of fiscal year 2008 compensation that we provided to our executive management team to meet these objectives are as follows:

  Salary: This element provides competitive base compensation;
  Stock options: This element provides performance incentives, competitive compensation, retention incentives and alignment with stockholder interests;
  Profit sharing: This element provides a competitive performance incentive to develop and maximize a sustainable business model that will increase our financial strength and value;
  Severance and change-of-control benefits: This element provides competitive benefits and retention incentives; and

  Insurance, health, retirement, stock purchase and other employee benefit plans: These elements provide competitive benefits and retention incentives.

Our compensation committee reviews the compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our executive management team and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executive talent. Based upon the information and data presented to it, as well as the current financial performance of our Company, the compensation committee generally views the compensation paid to our executive officers as fair, appropriate and reasonable.

Determination of Competitive Compensation

To attract and retain executives with the ability and the experience necessary to lead us and to deliver strong performance to our stockholders, we strive to provide a total compensation package that is competitive with total compensation provided by our industry peer group. We benchmark our salary and total compensation levels in relation to other telecommunications and general industry companies of similar size (in terms of revenue and market capitalization), also taking into account geographic location (as our headquarters are located in an extremely competitive area with high cost of living expenses). We believe that this group of companies provides an appropriate peer group because it consists of similar organizations against whom we compete for executive talent. Specifically, we used the following market data to review our salary and total compensation levels during fiscal year 2008:

  Data disclosed in proxy statement filings from companies that we believe are comparable to us based on revenue and market capitalization or are otherwise relevant, including:

    CBeyond (CBEY)
    Cogent (CCOI)
    Covad (DVW)
    Deltathree (DDDC)
    Fusion (FSN)
    J2 Global (JCOM)
    Shoretel (SHOR)
    Vonage Holdings (VG)

  Published and publicly available 2006 and 2007 Radford Surveys and Consulting, a business unit of AON Consulting, Inc. ("Radford"), survey data from public and private technology companies with comparable revenues to us headquartered in Northern California. Radford is not a compensation consultant to the Company or the compensation committee.

Overview of Fiscal 2008 NEO Compensation

We believe that the total compensation paid to our NEOs for the fiscal year ended March 31, 2008 achieved the overall objectives of our executive compensation program.

Salary

Base salaries are provided as compensation for day-to-day responsibilities and services to the Company. Compensation is reviewed annually through a formal review process. Mr. Martin's, Mr. Rees's, Mr. Weirich's, Mr. Petit-Huguenin's and Mr. Salour's base salaries of $225,000, $215,000, $200,000, $200,000 and $190,000 for 2007 were increased to $245,000, $235,000, $235,000, $220,000 and $210,000 effective February 1, 2008, which was the first pay period after the approval of the salary increases by the compensation committee. These salaries increased due to our improved financial condition between December 31, 2006, and December 31, 2007. For example, during the nine-month period ended December 31, 2007, our cash and investment balances increased by $2.4 million compared to a reduction of $10.5 million in cash and investment balances in the nine month period ended December 31, 2006. During fiscal 2008 and 2007, we did not raise external capital or debt, as compared with the fiscal 2004 - 2006 period when we raised capital from external sources a total of six times. Excluding promotions, our executives had not received salary increases for more than three years. The compensation committee determined that the salaries of our executives should be increased to reward them for our improved financial condition and to bring their salaries (other than the CEO's salary) to approximately the 50th percentile of the Radford salary ranges for technology companies headquartered in Northern California with less than $70 million in annual revenue. Our CEO's salary is less than the 10th percentile of the Radford survey data previously discussed.

Stock Options

In 2008, the compensation committee recommended stock option grants to the NEOs based on the level of the individual's responsibility and individual contributions to the Company. The Board approves all grants of stock options. The Board usually makes annual grants to NEOs in the first or second fiscal quarter in connection with our annual reviews and initially upon hiring such officers. The number of option shares granted to each NEO is determined by reviewing historical grants and the contribution to the Company in the prior fiscal year. The grant of stock options to NEOs typically occurs at the first regularly scheduled monthly Board meeting following the completion of our annual reviews in the first fiscal quarter of each year. The grant to Mr. Martin typically occurs at the regularly scheduled Board meeting concurrent with the Annual Meeting. We set the exercise price of the stock options at the closing price of our common stock on the day the grant was approved by the Board as reported on the NASDAQ Capital Market, or if there were no sales on that date, the last day on which the stock was traded prior to the date the grant was approved. The compensation committee determined, based on Radford surveys, that some of our NEOs total cash compensation for 2008 fell below the cash compensation levels at certain competitor companies. The average cash compensation shortfall for the NEOs excluding the Chief Executive Officer was approximately $85,000. Therefore, the stock option grants of 100,000 shares to Mr. Weirich, Mr. Rees, Mr. Petit-Huguenin and Mr. Salour in 2008, with a grant date fair value of $76,300, were granted to take into account this shortfall. The Board determined each executive provides equal contribution to the Company and should receive an equivalent grant regardless of the differences in NEOs cash compensation shortfall compared to the Radford data. Mr. Martin received a grant of options to purchase 100,000 shares upon his re-election to our Board at the 2007 Annual Meeting of Stockholders in August 2007. These were the only stock option grants the NEOs received in fiscal 2008.

While we do not have stock ownership guidelines; however, we believe stock options are important to align the executive's interest with that of our stockholders.

Profit Sharing

In 1995, the Board adopted a resolution implementing a profit sharing plan that provides the potential for additional compensation to employees equal to 15% of quarterly net income before tax and change in fair value of warrant liability. Of these amounts, one third is shared by all of our employees, one third is shared by key employees identified by the Board, and one third is shared by all of our executive officers. We were profitable in three quarters of fiscal 2008 and profit sharing payments were paid based on the performance from the first, third and fourth quarters of fiscal 2008.

Other Benefits

Employee Stock Purchase Plan. In order to provide employees at all levels with greater incentive to contribute to our success, we provide employees, including our executive officers, with the opportunity to purchase discounted shares of common stock under the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which is intended to be a qualified plan under Section 423 of the Internal Revenue Code. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock at the beginning of each two year offering period or the end of a six month purchase period, whichever is lower. We suspended the Purchase Plan in 2003 and reactivated the Plan in fiscal 2005. When the Purchase Plan was reinstated in fiscal 2005, the offering period was reduced from two years to one year. The contribution amount may not exceed ten percent of an employee's base compensation or $25,000 for each calendar year (whichever is less), including commissions but not including bonuses and overtime. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, the

Purchase Plan provides that a new exercise date will be set for each option under the plan which exercise date will occur before the date of the merger or asset sale.

Additional Benefits. We offer additional benefits designed to be competitive with overall market practices and to attract, retain and motivate the talent needed by us to achieve our strategic and financial goals. All United States salaried employees, including officers, are eligible to participate in our Section 401(k) plan, health care coverage, life insurance, disability, paid time-off and paid holidays. Certain named executive officers are entitled to receive additional benefits upon an acquisition of the Company as described below under Potential Payments Upon Termination or Change of Control.

Tax and Accounting Considerations

Our compensation committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We believe that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, we endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. None of the compensation paid to our covered executive officers for the year ended March 31, 2008 would be taken into account in determining a Section 162(m) limitation.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

THE COMPENSATION COMMITTEE

Donn Wilson, Chairman
 Christopher McNiffe

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total
Bryan R. Martin	2008	$228,333	$18,387	$104,321	$1,988	$353,029
Chairman and Chief Executive Officer	2007	$225,000	--	$133,069	$1,944	$360,013

Dan Weirich	2008	$205,833	$20,570	$92,918	$1,816	$321,137
Chief Financial Officer	2007	$197,840	--	$77,204	$1,763	$276,807

Huw Rees	2008	$218,333	$20,868	$90,347	$2,196	$331,744
Vice President, Sales and Marketing	2007	$215,000	--	$120,483	$2,180	$337,663

Marc Petit-Huguenin	2008	$203,333	$18,106	$87,481	$428	$309,348
Chief Technology Officer	2007	$200,000	--	$119,294	$105	$319,399

Mehdi Salour	2008	$193,333	$20,285	$66,618	$323	$280,559
Vice President of Service Delivery and Support	2007	$154,584	--	$58,424	$249	$213,257

(1)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal years ended March 31, 2008, and March 31, 2007, in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, "Share-based Payments," (SFAS 123R), but excluding any estimate for future forfeitures. See note 5 to our Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended March 31, 2008 for details used to determine the fair value of the option awards.

Grants of Plan-Based Awards Table - Fiscal 2008

The following table sets forth certain information regarding options granted to the NEOs during the fiscal year ended March 31, 2008.

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
Bryan R. Martin	8/28/2007	100,000(3)	$1.26	$76,300
Dan Weirich	8/28/2007	100,000	$1.26	$76,300
Huw Rees	8/28/2007	100,000	$1.26	$76,300
Marc Petit-Huguenin	8/28/2007	100,000	$1.26	$76,300
Mehdi Salour	8/28/2007	100,000	$1.26	$76,300

(1)

Such grants have a 10-year life and 1/48th of the total number of shares vest monthly on the last day of each full month after the vesting commencement date thereafter until all of the options have vested.

(2)	Calculated based on the fair value of options granted during fiscal 2008 under SFAS 123R.
(3)	Mr. Martin was granted options to purchase 100,000 shares of common stock upon his re-election to the Board at the 2007 Annual Meeting of Stockholders.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth certain information concerning outstanding equity awards held by the NEOs at March 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date
Bryan R. Martin	30,000 (2)	--	$3.00	9/21/2008
	25,000 (3)	--	$2.44	10/19/2008
	15,000 (4)	--	$4.50	4/9/2009
	20,000 (5)	--	$4.00	7/20/2009
	125,000 (6)	--	$12.56	5/16/2010
	50,000 (7)	--	$11.75	7/18/2010
	80,000 (8)	--	$2.31	12/19/2010
	525,413 (9)	--	$1.88	2/28/2011

	1,000 (10)	--	$0.96	11/20/2011
	100,000 (11)	--	$1.18	1/30/2012
	2,000 (12)	--	$0.56	7/23/2012
	125,000 (13)	--	$1.72	9/17/2013
	83,332 (14)	16,668	$3.35	11/22/2014
	64,583 (15)	35,417	$1.79	8/23/2015
	35,416 (16)	64,584	$1.27	10/24/2016
	14,583 (17)	85,417	$1.26	8/28/2017

Dan Weirich	50,000 (18)	--	$2.81	3/23/2014
	18,229 (19)	6,771	$1.32	4/26/2015
	47,916 (20)	52,084	$1.59	4/18/2016
	87,499 (21)	112,501	$1.07	6/20/2016
	14,583 (17)	85,417	$1.26	8/28/2017

Huw Rees	20,000 (22)	--	$4.50	4/28/2009
	10,000 (23)	--	$4.09	11/16/2009
	10,000 (7)	--	$11.75	7/18/2010
	25,000 (24)	--	$9.31	9/19/2010
	60,000 (8)	--	$2.31	12/19/2010
	100,000 (9)	--	$1.88	2/28/2011
	1,000 (10)	--	$0.96	11/20/2011
	100,000 (11)	--	$1.18	1/30/2012
	2,000 (12)	--	$0.56	7/23/2012
	125,000 (13)	--	$1.72	9/17/2013
	41,666 (14)	8,334	$3.35	11/22/2014
	60,416 (25)	39,584	$1.72	10/25/2015
	45,832 (26)	54,168	$1.48	5/23/2016

	14,583 (17)	85,417	$1.26	8/28/2017

Marc Petit-Huguenin	25,000 (27)	--	$5.44	5/24/2009
	786 (28)	--	$0.01	8/24/2010
	5,000 (8)	--	$2.31	12/19/2010
	10,000 (9)	--	$1.88	2/28/2011
	70,000 (29)	--	$1.00	11/6/2011
	1,000 (10)	--	$0.96	11/20/2011
	100,000 (11)	--	$1.18	1/30/2012
	2,000 (12)	--	$0.56	7/23/2012
	86,300 (30)	--	$0.36	12/17/2012
	125,000 (13)	--	$1.72	9/17/2013
	41,666 (14)	8,334	$3.35	11/22/2014
	60,416 (25)	39,584	$1.72	10/25/2015
	45,832 (26)	54,168	$1.48	5/23/2016
	14,583 (17)	85,417	$1.26	8/28/2017

Mehdi Salour	3,000 (31)	--	$5.75	10/17/2010
	250 (8)	--	$2.31	12/19/2010
	271 (10)	--	$0.96	11/20/2011
	3,126 (11)	--	$1.18	1/30/2012
	1,000 (12)	--	$0.56	7/23/2012
	35,000 (13)	--	$1.72	9/17/2013
	75,000 (32)	--	$4.68	12/17/2013
	21,874 (19)	8,126	$1.32	4/26/2015
	13,750 (26)	16,250	$1.48	5/23/2016
	14,583 (33)	35,417	$1.77	1/30/2017
	14,583 (17)	85,417	$1.26	8/28/2017

(1) All options have a 10-year life and 1/48th of the total number of shares vest monthly on the last day of each full month after the vesting commencement date until all of the options have vested.

(2) Stock options granted September 21, 1998, were fully vested on September 21, 2002.

(3) Stock options granted October 19, 1998, were fully vested on October 19, 2002.

(4) Stock options granted April 9, 1999, were fully vested on April 9, 2003.

(5) Stock options granted July 20, 1999, were fully vested on July 20, 2003.

(6) Stock options granted May 16, 2000, were fully vested on May 16, 2004.

(7) Stock options granted July 18, 2000, were fully vested on July 18, 2004.

(8) Stock options granted December 19, 2000, were fully vested on December 19, 2004.

(9) Stock options granted February 28, 2001, were fully vested on February 28, 2005.

(10) Stock options granted November 20, 2001, were fully vested on November 20, 2005.

(11) Stock options granted January 30, 2002, were fully vested on January 30, 2006.

(12) Stock options granted July 23, 2002, were fully vested on July 23, 2006.

(13) Stock options granted September 17, 2003, were fully vested on September 17, 2007.

(14) Stock options granted November 22, 2004, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until November 22, 2008.

(15) Stock options granted August 23, 2005, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until August 23, 2009.

(16) Stock options granted October 24, 2006, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until October 24, 2010.

(17) Stock options granted August 28, 2007, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until August 28, 2011.

(18) Stock options granted March 23, 2004, were fully vested on March 23, 2008.

(19) Stock options granted April 26, 2005, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until April 26, 2009.

(20) Stock options granted April 18, 2006, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until April 18, 2010.

(21) Stock options granted June 20, 2006, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until June 20, 2010.

(22) Stock options granted April 28, 1999, were fully vested on April 28, 2003.

(23) Stock options granted November 16, 1999, were fully vested on November 16, 2003.

(24) Stock options granted September 19, 2000, were fully vested on September 19, 2004.

(25) Stock options granted October 25, 2005, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until October 25, 2009.

(26) Stock options granted May 23, 2006, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until May 23, 2010.

(27) Stock options granted May 24, 1999, were fully vested May 24, 2003.

(28) All stock options granted August 24, 2000, were fully vested on August 24, 2004.

(29) Stock options granted November 6, 2001, were fully vested on November 6, 2005.

(30) Stock options granted December 17, 2002, were fully vested on December 17, 2006.

(31) Stock options granted October 17, 2000, were fully vested on October 17, 2004.

(32) Stock options granted December 17, 2003, were fully vested on December 17, 2007.

(33) Stock options granted January 30, 2007, vest at the rate of 1/48 of the total number of shares monthly on the last day of each full month after the vesting commencement date until January 30, 2011.

There were no NEO exercises of stock options in fiscal 2008.

Potential Payments Upon Termination or Change of Control

In 1995, the Board adopted a resolution providing that, in the event of a change in control, all stock options held by our officers under any Company stock option plan shall vest immediately without regard to the term of the option. In addition, in such an event, each officer shall be entitled to one year of severance pay and continuing medical benefits for life at such time an officer voluntarily or involuntarily leaves the Company, provided that such medical benefits shall cease should such officer accept employment with a competing company. Pursuant to that 1995 Board resolution, a change of control is defined as an individual or corporate entity and any related parties cumulatively acquiring stock greater than or equal to 35% of our fully diluted stock.  The Board has the power to modify or revoke this resolution at any time.

In addition, options granted under our 1992 Stock Option Plan to all optionees provide that, in the event of an officer's or director's termination or a change of control of the Company (if the options are not assumed by the successor corporation), the options will terminate and must be exercised within 30 days of termination or 15 days of notice to the optionee of a change of control. There is no acceleration of any options under the plans due to termination or a change of control.

Options granted under our 1996 Stock Option Plan to all optionees provide that, in the event of a change of control of the Company, each outstanding option shall be assumed by the successor corporation. In the event that the successor corporation refuses to assume the options, the options shall fully vest. In the event of an officer's or director's termination, the options will terminate and must be exercised within 30 days of termination.

Options granted under our 1996 Director Option Plan to our directors terminate upon the termination of the director's services to the Company without any acceleration, but the director may exercise his vested options within three months following the date of termination. If the options are assumed or substituted by a successor corporation pursuant to a change of control and if the director's services are subsequently terminated, other than by voluntary resignation, any outstanding options will accelerate in full and be exercisable by the director for three months following the date of termination. If the successor corporation does not assume or substitute the options upon a change of control, the options will accelerate in full and be exercisable for a period of 30 days from the date of notice of such an event. A change of control under the 1996 Director Option Plan is described as a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company.

Options granted under our 1999 Nonstatutory Stock Option Plan to all optionees terminate upon the termination of the officer or director's services to the Company without any acceleration of vesting and the optionee may exercise his or her options within three months following termination. Upon a change of control, described under the agreement as a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the options that are not assumed or substituted will accelerate in full and be exercisable for a period of 15 days of notice of such an event.

Options granted under our 2006 Stock Plan to all optionees may accelerate in full upon a change of control pursuant to any option agreement in the Board's sole discretion. Any options outstanding immediately prior to a change of control may be canceled in exchange for a payment with respect to each vested share. Generally, under the plan, any options not assumed or substituted upon a change of control will terminate as of the consummation of the change of control. A "change in control" is defined under this plan as the occurrence of: (i) a transaction with respect to the Company involving (a) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company, (b) a merger or consolidation, or (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company, in which the stockholders of the Company immediately before the transaction do not retain direct or indirect beneficial ownership of 50% of the total combined voting power of the outstanding voting securities of the Company; or (ii) the liquidation or dissolution of the Company. Officers and directors who act on behalf of the Company with respect to this plan are also indemnified by the Company against all reasonable expenses incurred, including attorney's fees in connection with any actions to which they may be a party by reason of any action taken or failure to act under or in connection with the plan.

The following table quantifies potential payments to our NEOs upon termination of employment or change-in-control assuming the triggering event took place on March 31, 2008, the last business day of our last completed fiscal year.

Name	Cash Severance Payment	Bonus Payment	Acceleration of Stock Options Unvested (1)	Continuation of Medical / Dental and Vision Benefits (2)	Total Payout
Bryan R. Martin
Change in Control	--	--	$860	--	$860
Termination or resignation following a Change in Control	$245,000	--	--	$283,346	$528,346

Dan Weirich
Change in Control	--	--	--	--	--
Termination or resignation following a Change in Control	$235,000	--	--	$364,831	$599,831

Huw Rees
Change in Control	--	--	$860	--	$860
Termination or resignation following a Change in Control	$235,000	--	--	$204,861	$439,861

Marc Petit-Huguenin
Change in Control	--	--	$55,128	--	$55,128
Termination or resignation following a Change in Control	$220,000	--	--	$225,161	$445,161

Mehdi Salour
Change in Control	--	--	$425	--	$425
Termination or resignation following a Change in Control	$210,000	--	--	$395,366	$605,366
(1)

The value represented in this column are the number of stock options that would have had their vesting accelerated multiplied by the amount in-the-money (market price less the exercise price) of the stock options as of March 31, 2008.

(2)

Upon a Change in Control of the Company, NEOs are provided medical benefits for life. The payments related to continuation of medical benefits in the table assume an annual inflation rate of 3% on the current premium for each NEO and a life expectancy of 78 years.

Employment and Indemnification Arrangements

We do not have any employment contracts in effect with any of our NEOs or members of our executive management team.

We have entered into indemnification agreements with each of our current and former directors and the members of our executive management team, including our NEOs, in addition to the indemnification provided for in our certificate of incorporation and bylaws and the 2006 Stock Plan. Such indemnification agreements require us to indemnify the directors and executive officers to the fullest extent permitted by Delaware law. These agreements, among other things, provide for indemnification of our directors and executive officers for any expenses, including attorneys' fees, judgments, fines, penalties and settlement amounts reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company.

Compensation of Directors

We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties as well as the skill-level required by us of members of our Board.

Cash Compensation Paid to Directors

Directors who are also employees of the Company do not receive any additional cash compensation for serving as directors.

We have historically paid non-employee directors a cash fee for attendance of Board meetings and reimbursed directors for certain expenses in connection with attendance at Board meetings. Non-employee directors receive fees of $2,000 for each telephonic Board and committee meeting and $5,000 for attendance of in-person Board and committee meetings. The Chairman of the audit committee is also paid an annual stipend of $10,000. A director may elect to defer payment of all or a portion of the annual retainer and meeting fees payable to him to postpone taxation on such amounts.

In addition, upon termination of service as a director of the Company or upon a change in control of the Company, each of the non-employee directors and their immediate families will be eligible for medical insurance coverage for life, subject to the director reimbursing the cost of such coverage to the Company. However, if an individual commences coverage under another plan, coverage under our medical insurance will be discontinued. In addition, upon a change in control of the Company any unvested non-employee director options shall become fully vested. For these purposes, a change in control is defined as a transaction or series of transactions, including merger or consolidation of the Company into or with any other entity or corporation or the merger or consolidation of any other corporation into or with the Company, in which any person, entity or group of persons and/or entities acting in concert acquire(s) shares of the Company's stock representing 50% or more of the outstanding voting power of the Company, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including, without limitation, stock options.

Equity-Based Grants to Directors

Non-employee directors are also eligible for discretionary and non-discretionary grants of stock options under the 1996 Director Option Plan, 1996 Stock Option Plan, the 1999 Nonstatutory Stock Option Plan and the 2006 Stock Plan. Under an amendment to the Director Plan approved by our stockholders in August 2000, non-employee directors receive a non-discretionary grant of options to purchase 40,000 shares upon their initial election to the Board and receive annual grants of options to purchase 15,000 shares upon their re-election. Subsequent to August 2000, the Board increased the amount of the annual grant of options awarded upon a director's re-election to purchase 100,000 shares. In 2005, the Board determined that employee directors would receive the same grant of options to purchase 100,000 shares upon their re-election to the Board effective with their re-election to the Board at the 2005 Annual Meeting of Stockholders. The vesting terms for the initial non-discretionary grant are 25% at the end of one year and monthly thereafter. Subsequent non-discretionary grants vest monthly over a period of 48 months. Grants are not made upon re-election in cases where the initial term is shorter than six months.

Non-NEO Director Compensation Table - Fiscal 2008

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	Total
Guy L. Hecker, Jr.	$ 66,000	$ 69,837	$ 135,837
Christopher McNiffe	$ 52,000	$ 79,264	$ 131,264
Joe Parkinson	$ - (4)	$ 34,337	$ 34,337
Donn Wilson	$ 60,000	$ 70,949	$ 130,949

(1)

The dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008 in accordance with the provisions of SFAS 123R, but excluding any estimate for future forfeitures and reflecting the effect of any actual forfeitures. See note 5 to our Consolidated Financial Statements reported in our Form 10-K for our fiscal year ended March 31, 2008 for details used to determine the fair value of the option awards.

(2)

As of March 31, 2008, each of our non-NEO directors held outstanding options to purchase the following number of shares of our common stock: Guy L. Hecker, Jr., 634,000; Christopher McNiffe, 440,000; Joe Parkinson, 1,153,000; and Donn Wilson, 440,000.

(3)

On August 28, 2007, Mr. Hecker, Mr. McNiffe, Mr. Parkinson and Mr. Wilson received stock option grants to purchase 100,000 shares of common stock. The grant date fair value of each of these stock option grants is $76,300. This expense will be recognized for financial statement reporting purposes in accordance with the provisions of SFAS 123R as noted in footnote (1) of this table.

(4)

Mr. Parkinson is an employee of the Company and was paid a salary of $100,000 for the fiscal year ended March 31, 2008 and does not receive additional cash compensation except stock options for his director duties.

Equity Compensation Plan Information

The following table provides information concerning our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of March 31, 2008, including the 2006 Stock Plan, 1999 Nonstatuatory Stock Option Plan, the 1996 Stock Option Plan, the 1996 Director Option Plan, the 1992 Stock Option Plan and the Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity Compensation plans approved by security holders	9,525,720	$1.89	4,161,896 (1)
Equity Compensation plans not approved by security holders (2)	775,344	$3.40	-
Total	10,301,064	$2.00	4,161,896 (1)
(1)

The number of securities remaining for issuance consists of 3,935,125 shares issuable under our 2006 Stock Plan and 226,771 under our Employee Stock Purchase Plan. All other option plans have expired or been terminated.

(2)

Issued under the 1999 Nonstatuatory Stock Option Plan, which due to the broad-based nature of the plan did not require approval of our stockholders. The 1999 Nonstatuatory Stock Option Plan was cancelled by the Board in May 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 8, 2008 by:

  each person (or group of affiliated persons) who is known by us to own beneficially 5% or more of our common stock;
  each of our directors and nominees for election as directors;
  each of the Named Executive Officers; and
  all directors and officers as a group.

Ownership information is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares that the person has the right to acquire within sixty days of the Record Date. Applicable percentages are based upon 62,175,269 voting shares issued and outstanding as of July 8, 2008, and treating any shares issuable to any holder within sixty days as outstanding for purposes of computing their percent ownership. Unless otherwise noted, the address of the beneficial owner is c/o 8x8, Inc. 3151 Jay Street, Santa Clara, CA 95054.

Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Riverview Group LLC c/o Millennium Management, L.L.C. 666 Fifth Avenue New York, New York 10103	3,704,162 (1)	5.6%
Executive Officers & Directors (2):
Bryan R. Martin	1,578,294	2.5%
Dan Weirich	288,918	*
Huw Rees	682,811	1.1%
Marc Petit-Huguenin	663,040	1.1%
Mehdi Salour	208,088	*
Joe Parkinson	1,174,337	1.9%
Guy L. Hecker, Jr.	656,158	1.0%
Christopher McNiffe	300,564	*
Donn Wilson	295,833	*
All officers and directors as a group (9 persons)	5,848,043	9.4%

__________________

* Less than 1%

(1)

According to Schedule 13G filed on February 14, 2008 on behalf of Riverview Group LLC, Millenco LLC, Integrated Holding Group LP, Millennium Management LLC and Israel A. Englander. Includes 3,659,624 shares with shared voting power of common stock issuable by warrant to Riverview Group LLC and 44,538 shares with shared voting power of common stock issuable by warrant to Millenco LLC.

(2)

Includes the following number of shares subject to options and warrants that were exercisable at or within sixty days after July 8, 2008: Mr. Martin, 1,337,992; Mr. Weirich, 262,498; Mr. Parkinson, 1,023,833; Mr. Rees, 651,954; Mr. Petit-Huguenin, 624,040; Mr. Salour 204,311; General Hecker, 475,833; Mr. McNiffe, 285,833; Mr. Wilson, 285,833 and all directors and officers as a group, 5,152,127.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

During fiscal 2008, there were no transactions, or series of similar transactions, to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers, any holders of more than 5% of our common stock, any members of any such person's immediate family, had or will have a direct or indirect material interest, other than compensation described in "Compensation of Non-employee Directors" and "Executive Compensation" above.

It is our policy to require that all transactions between us and any related person, as defined above, must be approved by a majority of our Board, including a majority of independent directors who are disinterested in the transactions to be approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires 8x8's officers and directors and persons who beneficially own more than ten percent of our common stock (collectively, "Reporting Persons") to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during the fiscal year ended March 31, 2008, we believe that all Reporting Persons complied with all applicable reporting requirements.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

To be considered for inclusion in our proxy statement relating to the 2009 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934 must be received a reasonable time before the date we make available our proxy materials for the 2008 Annual Meeting of Stockholders, but in no event later than March 13, 2009.

For any other business to be properly submitted by a stockholder for the 2009 Annual Meeting of Stockholders, the stockholder must give us timely notice in writing. To be considered timely for the 2009 Annual Meeting of Stockholders, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. All stockholder proposals should be addressed to the attention of our Secretary at our principal office and contain the information required by our bylaws and applicable SEC rules.

OTHER MATTERS

Our Board knows of no other matters to be presented for stockholder action at the 2008 Annual Meeting. However, if other matters do properly come before the 2008 Annual Meeting or any adjournments or postponements thereof, our Board intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Bryan R. Martin
Chairman and Chief Executive Officer

Santa Clara, California
July 11, 2008

8x8, Inc.

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## Electronic Voting Instructions

**You can vote by Internet or telephone!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 26, 2008.**

### Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/EGHT**
- Follow the steps outlined on the secured website.

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - GUY L. HECKER, JR. | ☐ | ☐ | 02 - BRYAN R. MARTIN | ☐ | ☐ | 03 - CHRISTOPHER MCNIFFE | ☐ | ☐ |
| 04 - JOE PARKINSON | ☐ | ☐ | 05 - DONN WILSON | ☐ | ☐ | | | |

### B Non-Voting Items

**Change of Address** — Please print new address below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 J N T
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

8x8, Inc.

## Proxy — 8X8, INC.

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 8x8, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Bryan R. Martin and Dan Weirich, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of 8x8, Inc. to be held at the offices of the Company at 3151 Jay Street, Santa Clara, California 95054 on Tuesday, August 26, 2008 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of the Company's voting securities that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

**THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.**

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.